Exhibit 10.2

                            SEPARATION AGREEMENT

     This SEPARATION AGREEMENT (the "Agreement") is executed as of the 11th day of December, 1998 by and between WASTEMASTERS, INC., a Maryland corporation (hereinafter referred to as "WASTEMASTERS") and R. D.
STERRITT, JR., an individual (hereinafter referred to as "STERRITT").

                           W I T N E S S E T H:

     WHEREAS, STERRITT is currently a director, Chairman of the Board of Directors, and Chief Executive Officer of WASTEMASTERS, and an officer and director of various wholly-owned subsidiaries of WASTEMASTERS more particularly itemized on the schedule attached hereto as Exhibit "A" and incorporated herein by reference; and

     WHEREAS, STERRITT and WASTEMASTERS desire to mutually separate and terminate their relationship, and provide for various agreements to be effected relating to such termination and separation;

                            A G R E E M E N T:

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, the parties hereby agree as follows:

1.     RESIGNATION.   Upon the execution of this Agreement, STERRITT
shall tender his written resignation as a director, Chairman of the Board=

of Directors, and as Chief Executive Officer of WASTEMASTERS.

2.     COMPETITIVE ACTIVITIES.

     2.1. Competition. STERRITT shall not directly or indirectly engage, and shall not directly or indirectly become involved with (except=

as a beneficial owner of less than 10% of the outstanding voting securities of an entity whose voting securities are traded publicly) any entity that directly or indirectly engages, in any business in which WASTEMASTERS is engaged in the geographic area serviced by WASTEMASTERS in which STERRITT performed duties and in which WASTEMASTERS had actual operations during the six (6) month period immediately preceding the date=

of this Agreement. This covenant shall be effective for a period of three (3) years following the date of this Agreement.

     2.2. Business Opportunities. As an independent covenant, STERRITT shall not directly or indirectly divert, take, solicit or accept or attempt to divert or take, whether on his own or on behalf of any other party, and shall not directly or indirectly become involved with (except as a beneficial owner of less than 10% of the outstanding voting securities of an entity whose voting securities are traded publicly) any entity that directly or indirectly diverts, takes, solicits or accepts or=

attempts to divert or take, whether on its own behalf or on behalf of any=

other party, any customer of WASTEMASTERS in the geographic area serviced=

by WASTEMASTERS and in which WASTEMASTERS had actual operations during the six (6) month period immediately preceding the date of this Agreement. This covenant shall be effective for a period of three (3) years following the date of this Agreement.

     2.3. Employees. As an independent covenant, STERRITT shall not directly or indirectly induce or influence or attempt to induce or influence, whether on his own behalf or on behalf of any other party, and=

shall not directly or indirectly become involved with (except as a beneficial owner of less than 10% of the outstanding voting securities of=

an entity whose voting securities are traded publicly) any entity that directly or indirectly induces or influences or attempts to induce or influence, whether on its own behalf or on behalf of any other party, any=

employee of WASTEMASTERS to terminate his/her employment with WASTEMASTERS. This covenant shall be effective for a period of three (3) years following the date of this Agreement.

STERRITT understands and agrees that the purpose of the foregoing covenants is to protect the legitimate business interests of WASTEMASTERS=

and is not to restrict STERRITT'S mobility or to prevent him from utilizing his general technical skills.

3.     MUTUAL RELEASES.

     Attached hereto as Exhibit "B" and incorporated herein by reference is the form of a Release that STERRITT agrees to execute contemporaneously with this Agreement releasing WASTEMASTERS from any claims or liabilities which he may have against WASTEMASTERS (excluding however, the obligations of WASTEMASTERS under this Agreement) that exists now or in the future, or that may have arisen in connection with the relationship between STERRITT and WASTEMASTERS (the "STERRITT RELEASE"). Attached hereto as Exhibit "C" and incorporated herein by reference is the form of a Release that WASTEMASTERS agrees to execute contemporaneously with this Agreement releasing STERRITT from any claims or liabilities which it may have against STERRITT (excluding however, the=

obligations of STERRITT under this Agreement) that exists now or in the future, or that may have arisen in connection with the relationship between STERRITT and WASTEMASTERS (the "WASTEMASTERS RELEASE").

4.     EXPENSE REIMBURSEMENT.

STERRITT has incurred expenses in connection with his duties as an officer and director of WASTEMASTERS for such items as entertainment, traveling, hotels, and similar items. STERRITT shall be entitled to be reimbursed all reasonable expenses incurred by him prior to the date hereof, subject to such reasonable requirements, procedures, and rules as=

may be established by WASTEMASTERS for similarly situated executives from=

time to time in its reasonable discretion, including, without limitation,=

the requirement of submission of appropriate receipts for such expenses prior to reimbursement. Such reimbursement shall be made within 30 days of the date of this Agreement.

5.     SEPARATION AND CONSULTING PAYMENT.

     In further consideration for the performance of STERRITT pursuant to=

the terms of this Agreement, and for the consulting services of STERRITT,=

WASTEMASTERS agrees to make a monthly separation and consulting payment in the amount of $7,500.00 per month commencing June 1, 1999 and continuing on the first day of each successive month thereafter for a total of 36 months for a total payment of $270,000.00. In exchange for such payment, STERRITT agrees to provide information to WASTEMASTERS and
other services as mutually agreed.   In the event WASTEMASTERS fails to
make any payment upon the date it is due, the entire unpaid balance of this Agreement shall be immediately due and payable in full.

6.NO CHANGE OF CONTROL.

During the term of this Agreement, STERRITT agrees on behalf of himself or any other nominee that for a period of three (3) years from the date of this Agreement that he will not seek to become a director, officer, or=

attempt to influence management of the Corporation in any way, including but not limited to any attempt to gain control of WASTEMASTERS or its board of directors. In this regard, STERRITT agrees that for a period of=

three (3) years from the date of this Agreement, STERRITT agrees not to cause Continental Investment Corporation to exercise any warrant owned by=

Continental Investment Corporation which entitles it to exchange shares of Continental Investment Corporation for shares of WASTEMASTERS.

7.       INDEMNIFICATION FOR PERSONAL GUARANTYS AND DIRECT OBLIGATIONS.

     STERRITT has personally guaranteed or become obligated for various obligations of WASTEMASTERS in the ordinary course of business. Attached=

hereto as Exhibit "D" and incorporated herein by reference is the form of=

an Indemnification Agreement that WASTEMASTERS agrees to execute in favor=

of STERRITT indemnifying him from personal guarantees and other liabilities he has incurred in the ordinary course of business on behalf of WASTEMASTERS.

8.       MISCELLANEOUS PROVISIONS.

     8.1 Notices. All notices and other communications given by any party hereto in connection herewith (a) must be in writing and (b) may be=

served only by (i) depositing the same in the United States mail, properly addressed as provided herein, postage prepaid, registered or certified mail, and with return receipt requested, (ii) delivering the same in person; or (iii) by overnight package delivery, courier, or by facsimile. Any notice or other communication deposited in the mail in the manner provided herein shall be effective upon the earlier to occur of receipt by the addressee or the expiration of 3 days after the date on=

which it is so deposited, and any notice or other communication delivered=

in person shall be effective when it is received by the addressee. For the purpose hereof, the addresses of the parties hereto shall be as follows:

WASTEMASTERS:

WASTEMASTERS, INC.
1230 Peachtree St. N.E., Suite 2545
Promenade II
Atlanta, Georgia 30309

STERRITT:

R. D. Sterritt, Jr.
____________________________
____________________________

Any party hereto may change its address for the purposes hereof by giving=

written notice of such change of address to the other parties as specified herein.

     8.2. Superseding Agreement. This Agreement supersedes all prior negotiations, understandings and agreements among the parties hereto relating to the subject matters hereof, other than those agreements signed contemporaneously herewith.

     8.3. Amendments. No alterations, modifications, amendments or changes in this Agreement shall be effective or binding on any party hereto, unless the same shall be in writing and executed by all of the parties hereto.

     8.4. Enforceability. This Agreement and all agreements and covenants made by the parties hereto under this Agreement shall inure to the benefit of, and be enforceable by and against, their respective heirs, successors, legal representatives and permitted assignees.

     8.5.  Assignments.  WASTEMASTERS may not assign, convey, transfer or=

otherwise dispose of all or any portion of its interest in this Agreement=

or its rights or obligations hereunder without the prior written consent of STERRITT. STERRITT may assign, convey, transfer or otherwise dispose of all or any portion of its interest in this Agreement or its rights or obligations hereunder without the prior written consent of WASTEMASTERS.

     8.6.  Governing Law.  This Agreement shall be governed by, construed=

under, and enforced in accordance with the laws of Georgia.

     8.7. Modification and Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision as severed from this Agreement, and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Agreement to which such declaration does not relate. In this event, this Agreement shall be construed as if it did not contain the particular provision held=

to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Agreement otherwise shall remain in full force and effect.

     8.8. Captions. The captions contained herein are for the purpose of reference only and shall not affect in any way the meaning, interpretation or scope of this Agreement.



     8.9. Waivers. Any waiver by any party hereto of any breach or violation of any provision of this Agreement by any other party shall not=

operate or be construed as a waiver by such party of any subsequent breach or violation thereof.

     8.10. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original for all purposes, and all of which together shall constitute one and the same instrument.

     8.11 Dispute Resolution. Except as otherwise provided in this Agreement, any and all disputes, controversies, or claims arising out of or relating to this Agreement shall be settled exclusively by final and binding arbitration in Dallas, Texas before an arbitrator selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA").

     IN WITNESS WHEREOF, the parties hereunto set their hands and seals as of the date above first stated.


                              STERRITT:



                              ___________________________________
                              R. D. STERRITT, JR.


                              WASTEMASTERS:

                              WASTEMASTERS, INC.
                              A Maryland corporation


                              By:_______________________________________
                              Its:_______________________________________

                               EXHIBIT "A"


SCHEDULE OF SUBSIDIARIES
FROM WHICH R. D. STERRITT, JR.
RESIGNS AS AN OFFICER AND DIRECTOR


C.A.T. RECYCLING, INC.

SEBRING LANDFILL, INC.

AMERICAN RECYCLING AND MANAGEMENT CORPORATION

C & D RECYCLING CORP.

WASTEMASTERS OF PALM BEACH, INC.

SALES EQUIPMENT COMPANY, INC.

                               EXHIBIT "B"

                            STERRITT RELEASE

     This Release and Covenant Not To Sue (this "Release") is executed by=

R. D. STERRITT, JR. ("STERRITT") (hereinafter referred to as the
"Releasing Party").

     Upon and in consideration of the performance of WASTEMASTERS, INC., a Maryland Corporation pursuant to the terms of that Separation Agreement=

dated effective December _____, 1998, the terms of which are incorporated=

herein by reference, (the foregoing hereinafter collectively referred to as the "Party Released") the Releasing Party hereby irrevocably covenants=

and agrees as follows:

     1.     Release.  The Releasing Party hereby irrevocably releases and=

forever discharges WASTEMASTERS, INC., of and from all manner of action, causes of action, counterclaims or third party actions, controversies, agreements, promises, damages, expenses, claims, monetary demands (including but not limited to the payment of interest) and other demands whatsoever (whether known or unknown, fixed or contingent) existing at (or at any time prior to and including) the date of this Release, in law,=

in equity, or otherwise, which the Releasing Party has, or may ever have,=

excluding however, the obligations of WASTEMASTERS, INC. pursuant to the Termination Agreement.

     2. Covenant Not To Sue. The Releasing Party will never institute any suit or action at law or equity against the Party Released,=

nor institute, prosecute or in any way aid in the institution or prosecution of any claim, demand, action, or cause of action for damages,=

costs, loss of services, expenses, or compensation for or on the account of any damage, resulting or to result, known or unknown, past, present, or future which are, were, might or could have been asserted against the Party Released prior to the date hereof, excluding however, the obligations of WASTEMASTERS, INC. pursuant to the Termination Agreement.

     3. Further Assurances. The Releasing Party agrees to execute such further instruments and documents as shall be furnished to them as necessary to fully and completely effectuate the intent and purposes of this Release.

     4.     Binding Effect.  This Release shall be binding upon and inure=

to the benefit of the parties hereto and their respective successors and assigns.

     5. Representation. The Releasing Party represents (i) that, with regard to this Release, they have had and exercised the opportunity to confer with counsel or any other person or advisor of their choosing and (ii) that this Release has been duly authorized by all necessary action, corporate, partnership or otherwise.

     6. Payment in Full; Accord and Satisfaction. The Releasing Party acknowledges and agrees that (i) the receipt of the performance by WASTEMASTERS, INC. pursuant to the Separation Agreement constitutes payment in full and an accord and satisfaction of any amounts claimed as due and owing to the Releasing Party from any of the parties listed in
Section 1 of this Release and (ii) this Release would not be made by the Releasing Party without the prior execution of the Separation Agreement by WASTEMASTERS, INC.

     7. Obligations Not Released. Nothing in this Release shall be deemed to release WASTEMASTERS, INC. from its obligations pursuant to the=

Separation Agreement. Upon satisfaction of such obligations, this Release shall be unconditional.

     EXECUTED on the ______ day of December 1998.

                    Releasing Party's Legal Name:


                    ___________________________
                    R. D. STERRITT, JR.

                             EXHIBIT "C"

                        WASTEMASTERS RELEASE

     This Release and Covenant Not To Sue (this "Release") is executed by=

WASTEMASTERS, INC. pursuant to the terms of that certain Separation Agreement dated effective December_____, 1998, the terms of which are incorporated herein by reference (the foregoing hereinafter collectively referred to as the "Releasing Party").

     Upon and in consideration of the performance of R. D. STERRITT, JR. (hereinafter referred to as the "Party Released") the Releasing Party hereby irrevocably covenants and agrees as follows:

     1.     Release.  The Releasing Party hereby irrevocably releases and=

forever discharges the Party Released, his agents, attorneys, and representatives of and from all manner of action, causes of action, counterclaims or third party actions, controversies, agreements, promises, damages, expenses, claims, monetary demands (including but not limited to the payment of interest) and other demands whatsoever (whether=

known or unknown, fixed or contingent) existing at (or at any time prior to and including) the date of this Release, in law, in equity, or otherwise, which the Releasing Party has, or may ever have, excluding however, the obligations of the Party Released pursuant to the Termination Agreement.

     2. Covenant Not To Sue. The Releasing Party will never institute any suit or action at law or equity against the Party Released,=

nor institute, prosecute or in any way aid in the institution or prosecution of any claim, demand, action, or cause of action for damages,=

costs, loss of services, expenses, or compensation for or on the account of any damage, resulting or to result, known or unknown, past, present, or future which are, were, might or could have been asserted against the Party Released, excluding however, the obligations of the Party Released pursuant to the Separation Agreement.

     3. Further Assurances. The Releasing Party agrees to execute such further instruments and documents as shall be furnished to them as necessary to fully and completely effectuate the intent and purposes of this Release.

     4.     Binding Effect.  This Release shall be binding upon and inure=

to the benefit of the parties hereto and there respective successors and assigns.

     5. Representation. The Releasing Party represents (i) that, with regard to this Release, they have had and exercised the opportunity to confer with counsel or any other person or advisor of their choosing and (ii) that this Release has been duly authorized by all necessary action, corporate, partnership or otherwise.

     6. Payment in Full; Accord and Satisfaction. The Releasing Party acknowledges and agrees that (i) the receipt of the performance by the Party Released pursuant to the Separation Agreement constitutes payment in full and an accord and satisfaction of any amounts claimed as due and owing to the Releasing Party from any of the parties listed in
Section 1 of this Release and (ii) this Release would not be made by the Releasing Party without the prior execution of the Separation Agreement by the Party Released.

     7. Obligations Not Released. Nothing in this Release shall be deemed to release STERRITT from his obligations pursuant to the Termination Agreement. Upon satisfaction of such obligations, this Release shall be unconditional.

     EXECUTED on the ______ day of December 1998.

                    Releasing Party's Legal Name:

                              WASTEMASTERS, INC,
                              a Maryland Corporation


                              By:___________________________
                              Its:___________________________

                            EXHIBIT "D"

                     INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT is entered into this ___ day of December, 1998, by and between R. D. STERRITT, JR. (hereinafter referred to as "Sterritt"), and WASTEMASTERS, INC. (hereinafter referred to as "WasteMasters"):

                       W I T N E S S E T H :

     WHEREAS, Sterritt desires to be indemnified by WasteMasters in connection with the obligations of WasteMasters, Inc. for which Sterritt is either directly the maker or obligor or personal guarantor (the "Obligations").

                        A G R E E M E N T:

     NOW, THEREFORE, for and in consideration of the performance of Sterritt pursuant to the terms of a Separation Agreement dated December 11, 1998, the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, WasteMasters agrees with Sterritt as follows:

     1.     Indemnification of Sterritt.  WasteMasters shall proceed with=

all diligence to obtain the release of Sterritt from all Obligations and WasteMasters (herein called the "Indemnitor") shall indemnify and hold harmless Sterritt, his estate, executor, independent administrator, spouse, family members, partners, employees, affiliated entities and controlling persons (Sterritt and each such other person or entity being herein called the "Indemnitee") from and against any and all losses, claims, damages, and liabilities, joint or several, including all expenses, including fees and disbursements of counsel, reasonably incurred by any Indemnitee in connection with the preparation for or defense of any claim, action or proceeding, whether or not resulting in any liability, as incurred, to which an Indemnitee may become subject under any applicable federal or state law or otherwise caused by or arising out of any claim for the Obligations.

     2. Notice of Claim. Promptly after receipt by an Indemnitee of notice of any claim or commencement of any action or proceeding in connection with any matter related to such Indemnitee's activities pursuant hereto, such Indemnitee will notify immediately the Indemnitor in writing of such claims or of the commencement of such action or proceeding, and if requested by such Indemnitee, the Indemnitor shall assume the defense of such action including the employment of counsel satisfactory and selected by such Indemnitee and the payment of the fees and disbursements of such counsel. In the event such Indemnitee determines, in its reasonable judgment, that there is a conflict of interest by reason of having a common counsel, or if the Indemnitor fails=

to defend the action, then the Indemnitee may employ separate counsel satisfactory to the Indemnitee or any other Indemnitee in any such action=

or proceeding in which such Indemnitee or such other Indemnitee may become involved or to be named as defendant, and the Indemnitor shall pay, as incurred, the fees and disbursements of such counsel. The Indemnitee shall also notify the Indemnitor promptly of the assertion against the Indemnitee and/or the Indemnitor or any of their officers, directors, employees, controlling persons or affiliated companies of any claim or of the commencement of any action or proceeding in connection with any such matter.

     3. Reimbursement of Expenses. The Indemnitor shall, in addition, reimburse each Indemnitee for any out-of-pocket expenses incurred in the event that such Indemnitee's personnel are required or requested by the Indemnitor to appear as witnesses in any action brought against the Indemnitor, whether or not such Indemnitee is named as a defendant.

     4. Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Indemnification, which are not fully expressed herein.

     5. Further Acts. Each party hereto agrees to perform any and all such further and additional acts and execute and deliver any and all such further and additional instruments and documents as may be reasonably necessary in order to carry out the provisions and effectuate the intent of this Indemnification.

     6.     Modification.  Any modification of this Indemnification shall=

be in writing and agreed to by all parties.

     7.     Authority.  Each party hereto represents and warrants that it=

has full authority to execute the Indemnification and bind to the Indemnification its respective partners, trustees, beneficiaries, remaindermen, directors, officers, employees, agents, advisors, attorneys, successors, assigns and personal representatives.

     8. Action on Claims. In any action brought on any claim of any kind herein released, this Indemnification may be pled by the defending party as a defense or by way of counterclaim or cross-claim. The prevailing party in such an action shall be entitled to its reasonable attorneys' fees and costs from the opposing party.

     9.     Severability.  If any provision hereof is held to be illegal,=

invalid, or unenforceable under present or future laws effective during the term hereof, such provisions shall be duly severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the severance of the illegal, invalid, or unenforceable provision or provisions.

     10. Governing Law and Venue. This Indemnification shall be governed by and construed in accordance with the laws of the State of Texas. The terms of this Indemnification shall be specifically performable in the State of Texas.

     11. Breach. Should any party breach any part of this Indemnification, and litigation ensue, the parties agree that the prevailing party shall be entitled to its reasonable attorneys' fees and costs in prosecuting or defending its claims.

     12.     Counterpart Execution.  This Indemnification may be executed=

in multiple counterparts, each of which shall be fully effective as an original, for which together shall constitute only one (1) instrument.

     13. Termination. Upon termination of the Obligations, this Indemnification Agreement shall automatically terminate without the necessity of any further action by Sterritt or WasteMasters other than the execution of any documents by Sterritt deemed necessary by WasteMasters to evidence the termination of this Indemnification Agreement.

     IN WITNESS WHEREOF, the parties hereunto set their hands and seals as of the date above first stated.

                              INDEMNITOR:

                              WASTEMASTERS, INC.,
                              A Maryland corporation


                              By:__________________________
                              Its:__________________________


                              INDEMNITEE:


                              ______________________________
                              R. D. STERRITT, JR